Exhibit 99(b)

              IN THE CIRCUIT COURT OF COLE COUNTY, MISSOURI


BLUE CROSS AND BLUE SHIELD OF MISSOURI,   )
a Nonprofit Corporation,                  )
                                          )
               Plaintiff,                 )
                                          )
          vs.                             )    Case No. CV196-0619CC
                                          )
JAY ANGOFF, Director,                     )
Missouri Department of Insurance, and     )
                                          )
JEREMIAH W. (JAY) NIXON, Attorney General )
of State of Missouri,                     )
                                          )
               Defendants.                )


                                  ORDER

     Now on this 29th day of October, 1998, the Court takes up,

on its own motion, the settlement agreement dated September 20,

1998, between the Attorney General, the Director of the Missouri

Department of Insurance, Blue Cross and Blue Shield of Missouri

("Blue Cross") and Right Choice Managed Care, Inc. ("Right

Choice").

     The Court has several concerns.

     A.   Concerns About Apparent Conflicts of Interest

     The fact that John A. O'Rourke signed the settlement

agreement both as President of Blue Cross and as Chief Executive

Officer of Right Choice is an indication of a deeper problem.

Both entities are controlled by the same management.  Yet, the purposes of the two organizations are divergent and in some

respects in conflict.  Blue Cross is a nonprofit corporation,

formed and operated for six decades for benevolent purposes.

Right Choice is a for-profit corporation, formed and operated to make a profit.  Evidence presented in earlier proceedings showed that pursuant to a reorganization in 1994 Blue Cross transferred the bulk of its business to Right Choice, in exchange for which

Blue Cross received 80% of Right Choice's stock.  As a result,

management created a for-profit insurance enterprise using assets and relationships built up during six decades of nonprofit

operations.  These transfers were an abuse of Blue Cross's

authority as a nonprofit health services corporation and they exposed Blue Cross to judicial proceedings under 355.726, RSMo

1994.

     A looming issue is the divestiture of the nonprofit assets (1)

from the present for-profit Blue Cross/Right Choice enterprise.

The parties to the settlement agreement propose to accomplish that task by transferring legal title to Right Choice shares to

"The Missouri Foundation for Health," which presently does not exist.  While the idea of a public health foundation serving unmet health insurance needs of Missourians has some appeal, the conditions under which the proposed Foundation is supposed to be established and operated raise flags of concern.  The parties propose that the Right Choice stock be placed into a voting

trust.  Voting rights are to  exercised by a Trustee to be named

(and apparently controlled) by Right Choice.  See Exhibit L to the settlement agreement, Bates Nos. 303-317.  The voting trust would effectively eliminate any control by the Foundation.

Section 4.06 would prohibit the Trustee from following

instructions of the Foundation.  Section 5.03 makes it clear that the Foundation would have no control over Right Choice's Board of

Directors, in spite of the fact that the Foundation would own 80%

of the stock.  Sections 5.04 and 5.05 would freeze the Foundation out of any meaningful role in the sale of the stock.

     All of this (and more) demonstrates that the settlement

agreement was not the result of arms-length negotiations between a benevolent corporation and a for-profit corporation.  The

interests of the for-profit corporation appear to have been given precedence.  Are the same people who diverted Blue Cross from its nonprofit purposes seeking to preserve their power and position from the inside while making it appear on the outside as if there will be a substantial divestiture of control?  How the Court will ultimately answer that question remains to be seen.  But there is enough evidence that the proposed settlement agreement is so infected with inside dealing that it should be closely

scrutinized by independent experts and weighed by persons with no stake in the agreement.

     B.   Concerns About the Fairness of the Settlement

     Prior to the reorganization in 1994, Blue Cross was the

largest provider of managed health care benefits in Missouri.  In

1993, its last year of normal operations, it reported premium revenues of approximately $842 million.  Its net income was

$25.5 million.  After most of its business was transferred to

Right Choice, its premium income dropped to $82 million and it reported a loss of $1.4 million.  Right Choice emerged with

830,000 members and 90% of Blue Cross's total premium business

(including all of the profitable business).

     What did Blue Cross get in return for the lucrative

insurance business transferred to Right Choice?  The settlement agreement provides for a cash payment of $175,000.  Section 3.16,

Bates No. 131.  Considering what was transferred, $175,000 seems to be nothing more than a nominal sum.

     In addition to a nominal amount of cash, there is the

expectancy from the proceeds of the sale of Right Choice stock,

but the settlement agreement places so many restrictions on the stock that the fair market value of the shares will likely never be realized.  What is an 80% interest in Right Choice worth on the open market, without restrictions?  The settlement agreement does not provide any information about that.  For the reasons set forth under part C below, the Court does not expect the existing parties to offer evidence of fair market value.  What may be a fair price or what constitutes fair terms cannot be decided now.

What can be said is that the terms of the settlement agreement,

as they relate to the consideration for the 80% interest in Right

Choice, appear to be so inadequate that the settlement agreement should be subjected to outside review.

     C.   Concerns About the Absence of a Party Willing to Take

an Adversarial Role

     One of the basic tenets of the American judicial system is that there is an adversary for each side of an issue.

Propositions are exposed to the rigor of challenge.  In this way,

weak propositions are exposed and discarded.

     Unfortunately, none of the existing parties are willing to take an adversarial role when it comes to the proposed settlement agreement.  In paragraph 7, all agree to jointly move for

approval of the settlement, and all agree to cooperate in the presentation of evidence.  As far as the parties are concerned,

the Court will be offered no evidence that would expose the

settlement agreement to the rigor of challenge.  This situation troubles the Court.

     There are many unanswered questions, not the least of which is what is the fair market value of the 80% interest in Right

Choice.  The management of Right Choice has an interest in not having the shares sold on the open market to the highest bidder,

because that could result in a change of control and the

replacement of management.  One would have expected the Attorney

General and Director to have insisted on a process that would have realized the most money for the Foundation.  But they appear to have failed to do so.

     Other questions abound.  What are the stock options referred to in Section 1.06(a) at Bates No. 120 that are proposed to pass through and survive the settlement?  Why is management released from all liability, including liability for the ill-fated Blue

Cross reorganization of 1994?  See paragraph 9 at Bates No. 14.

Is it fair to let management profit from stock options while at the same time releasing management from any and all liability,

even liability for any self-dealing relating to stock options?

And why are the Attorney General and Department of Insurance

being released?  See paragraph 10, Bates Nos. 15-16.  What, if anything, have they done wrong that they want released?  Are potential claims against Blue Cross/Right Choice management or against state of officials potential claims that would have value to Blue Cross, in its nonprofit form and not as part of a for-

profit enterprise?

     The Court has concerns other than the monetary issues.  What are the various ways to apply the nonprofit assets to provide health insurance for those Blue Cross was designed to serve?  The parties are proposing the Foundation, managed by persons

appointed by political office holders.  Is that the best for all concerned?  Without evidence of alternatives, how will the Court know whether the parties have made the right choice?

     The Court should not have to raise all these questions and issues.  In the usual case, adversaries raise the questions and issues.  But having entered into a settlement agreement that tolerates no challenge, the existing parties are no longer

willing to be adversaries.  The Court is compelled to remedy that problem.

     The Court finds that the appointment of a Receiver/Custodian (2)

is necessary, in order to have an independent examination of the proposed settlement agreement and related issues.  The Court finds that it is not in the public interest to have the Blue

Cross/Right Choice management controlling the nonprofit assets while the settlement agreement is under review.  The Court further finds that because it has jurisdiction over the nonprofit assets, is has a duty to protect such assets and see that they reach the rightful custodian and are applied to the proper

purpose.

     In order to preserve the nonprofit assets for either the

public's benefit, if Blue Cross is found to be a public benefit corporation, or for the members' benefit, if Blue Cross is found to be a mutual benefit corporation, control of the Right Choice stock should be immediately transferred to the

Receiver/Custodian.  Further, the Receiver/Custodian should be granted the power to employ attorneys to represent him or her and to employ such other persons or organizations which the

Receiver/Custodian believes are necessary to render advice on matters affecting the nonprofit assets and the alternatives to dissolution, if any, including, but not limited to, advice in the areas of investment banking and taxation.

     The Court further finds that there is a need for immediate action and the appointment of a Receiver/Custodian pendente lite is necessary for this purpose.

     IT IS THEREFORE, ORDERED that Robert G. Russell is appointed

Receiver/Custodian pendente lite, with the power to take

exclusive possession and control of the Right Choice stock now held by Blue Cross and to preserve and conserve such assets and to submit to the Court such proposals relating to the stock as the Receiver/Custodian pendente lite believes to be in the best interests of the public or the members, as the case may be, and to take control of any other property which the Court directs shall be subject to the receivership or custodianship in the future.  The Receiver/Custodian pendente lite shall serve until a hearing can be scheduled on the matter of the appointment of a permanent Receiver/Custodian.

     IT IS FURTHER ORDERED that to assist the Receiver/Custodian pendente lite, the Court does hereby approve his employment of

James W. Gallaher and Dale C. Doerhoff as attorneys to represent the Receiver/Custodian pendente lite in all proceedings before this Court or any other court.

     IT IS FURTHER ORDERED that in order to assist the

Receiver/Custodian pendente lite and in order to preserve the value of the nonprofit assets, the Court does hereby approve the employment of the Investment Banking Department of A.G. Edwards,

Inc., and, specifically, Jon Gilstrap, Pat Doherty and Daniel

Schad, employees of A.G. Edwards, as advisers.  The

Receiver/Custodian pendente lite shall also have the power upon court approval to employ such other experts as he deems necessary to protect nonprofit assets for the benefit of either the public or its members, as the case may be.

     IT IS FURTHER ORDERED that within five days of the date of this order, Blue Cross shall deliver physical possession of all stock certificates it owns in Right Choice to the

Receiver/Custodian pendente lite.  Upon receipt by the

Receiver/Custodian pendente lite of those stock certificates, he is directed to deposit those certificates in the registry of this

Court by delivering them to the Clerk of the Circuit Court of

Cole County, Missouri.

     IT IS FURTHER ORDERED that from the date of this order,

without prior court approval, Blue Cross is enjoined from

transferring or contracting to transfer any of its assets, except in the regular course of business and is also enjoined from

entering into contractual arrangements with third parties which create options affecting the corporation's property or which would place restrictions on that property or which would create in third parties rights in its property or create liens or

encumbrances against that property.  From the date of this order,

Blue Cross is required to notify the Court and the

Receiver/Custodian pendente lite of any transfer or sale of any assets pursuant to contracts entered into prior to the date of this order and to notify the Court of any exercise of stock

rights which any third party exercises or attempts to exercise.

     IT IS FURTHER ORDERED that within thirty days of the date of this order Blue Cross deliver to the Court an accounting which shall include a balance sheet and statement of operations as the end of its most receive fiscal year and all interim periods for

Blue Cross and all of its affiliates and subsidiaries.  The

financial statements shall include any accountant's reports

accompanying the statements.  Blue Cross shall also state whether or not the financial statements submitted have been prepared on the basis of Generally Accepted Accounting Principles

consistently applied or if not so prepared, in what manner they deviate from that standard.

     IT IS FURTHER ORDERED that within thirty days from the date of this order Blue Cross shall deliver to this Court an

accounting setting forth all assets transferred directly or

indirectly by Blue Cross or any of its affiliates and

subsidiaries to Right Choice or to any other for-profit affiliate or subsidiary or related or unrelated entity or person since

March 1, 1994; an accounting of all assets transferred by Blue

Cross or its affiliates and subsidiaries to any officer or

director, past or present, or their families, since March 1,

1994; the balance sheets of Blue Cross and its affiliates and subsidiaries, which reflect the assets of those entitles

immediately prior to the transfer of any asset to Right Choice and balance sheets for those entities reflecting the assets and liabilities of Blue Cross and its affiliates and subsidiaries immediately following completion of such transfers.

     IT IS FURTHER ORDERED that within thirty days of the date of this order Blue Cross shall produce all written leases and

agreements between Blue Cross and its subsidiaries or affiliates and Right Choice and shall produce a narrative description

setting forth the terms of any oral agreements between those entities and Right Choice.

     Should Blue Cross contend that any information it is

required to produce by this order is private, proprietary

information, it may file such information under seal along with a request that the information not be made public.  Any information set out in such a request shall be held by the Court in camera and shall not be available for public inspection until after hearing.  Copies of documents containing confidential information shall be given to the Receiver/Custodian pendente lite and his counsel and experts, who shall likewise maintain the

confidentiality of the information.  However, the obligation of

Blue Cross, its affiliates and subsidiaries, to furnish financial information to its members or others pursuant to Chapter 355,

RSMo 1994, shall remain unaffected by this order.

     The Receiver/Custodian pendente lite shall promptly file an oath of Receiver/Custodian with this Court whereby the

Receiver/Custodian pendente lite agrees to undertake and to fully and faithfully perform the duties as Receiver/Custodian pendente lite.

     The Receiver/Custodian pendente lite shall have the power

and is hereby given all the usual necessary and incidental powers of receiver/custodian for the purpose of dealing with and

maintaining the nonprofit assets.  Specifically, without

limitation, the Receiver/Custodian pendente lite shall be and is hereby authorized to collect income, dividends, stock dividends,

revenue, profits and proceeds received from assets taken into his custody, which accrue on or after the date of his appointment and to receive additional assets the Court orders in the future to become a part of the Receivership/Custodianship, if any.

     The Receiver/Custodian pendente lite shall have the right,

during the pendency of this action, to apply for this Court for further instructions or directions.

     Pursuant to the discretion given to the Court under section

355.736.2, RSMo 1994, it is ordered that Receiver/Custodian

pendente lite post no bond at this time.


     SO ORDERED

     October 29, 1998               /s/ Thomas J. Brown III
                                        THOMAS J. BROWN III, JUDGE

     cc:  Counsel of Record


_______________________________
    (1) The term "nonprofit assets" as used in this Order describes the assets or their equivalent accumulated by Blue Cross during sixty years of nonprofit operations, prior to the 1994 reorganization. At the present time, the nonprofit assets appear to be 80% of the outstanding stock of Right Choice plus the cash payment of $175,000. Other or different assets may be identified as "nonprofit assets" as this case progresses.
    (2) Whether the appointee is denominated a receiver or a custodian depends on whether there will be a winding up and
liquidation   (receivership)   or   a   management   of   affairs
(custodianship). The title Receiver/Custodian will be used until the Court decides the matter.